UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 28, 2010
Date of Report (Date of earliest event reported)

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3711 South MoPac Expressway
Building Two
Austin, Texas 78746
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On May 28, 2010, SolarWinds, Inc. and its subsidiaries (the “Company”) repaid the $25.0 million of principal previously outstanding under its senior secured credit facilities and all accrued interest and related expenses associated therewith.  The Company terminated the Credit and Guaranty Agreement, dated December 13, 2005, by and among the Company, various lenders, GoldenTree Asset Management, LP, as Lead Arranger and Syndication Agent, and The Bank of New York, as Administrative Agent, as amended (the “Credit Agreement”), effective as of the same date.  The indebtedness outstanding under the Credit Agreement was scheduled to mature on December 13, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.
Date: June 3, 2010	By:	/s/ Michael J. Berry
Michael J. Berry Senior Vice President and Chief Financial Officer